 [NFG LOGO OMITTED]

Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987

RELEASE DATE:    Immediate April 24, 2003

Joseph Pawlowski
Treasurer
716-857-6904

NATIONAL FUEL REPORTS SECOND QUARTER RESULTS

HIGHLIGHTS

•	Earnings of $0.99 per share exceeded expectations due to higher commodity prices, colder than normal weather in the Pennsylvania service territory and the cancellation of a possible equity offering.

•	Company increases fiscal 2003 earnings guidance to $1.75 to $1.85 per share before non-recurring items, and to $1.65 to $1.75 per share after non-recurring items.*

•	Conference call scheduled for Friday, April 25 at 11:00 am EDT.

Buffalo, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended March 31, 2003 of $80.5 million or $0.99 per share, an increase of $18.6 million or $0.22 per share from the prior year’s second quarter earnings of $61.9 million or $0.77 per share (note: all references to earnings per share are to diluted earnings per share). Excluding the impact of a non-recurring item in the second quarter of fiscal 2002, earnings increased by $19.7 million or $0.23 per share (there were no significant non-recurring events during the quarter ended March 31, 2003). The increase in earnings from the prior year was experienced across all segments. In particular, the Exploration and Production segment’s earnings increased by $0.08 per share due to dramatically higher commodity prices, and colder weather in the Company’s Pennsylvania service territory (where there is no weather normalization clause) contributed to the Utility segment’s $0.05 per share increase in earnings.

       Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company commented: “We are extremely pleased with our results for the quarter. Earnings improved across all segments. Operationally, our utility and pipeline and storage systems proved extremely reliable in meeting customer demand in the face of one of the coldest winters we’ve experienced in our service territories in the last 25 years. In particular, our employees throughout the entire National Fuel system were instrumental in meeting the challenges from this weather; they should be commended for their efforts.” Ackerman continued, “Strategically, the acquisition of the Empire State Pipeline positions the Company for future growth in the regulated arena, and the previously announced sale of a portion of our timber assets will improve our balance sheet.* We will continue to pursue a re-balancing of our asset mix with opportunistic acquisitions and divestitures which are consistent with our optimism for natural gas, including natural gas reserves, pipelines, and storage projects.*"

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Page 2.

DISCUSSION OF SECOND QUARTER EARNINGS BY SEGMENT

Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Second Quarter Earnings by Segment, Discussion of Six Month Results, Earnings Guidance and New Accounting Pronouncements sections below. A reconciliation of reported earnings to the earnings discussed below is provided on page 7 of this document.

Regulated segments

       In the Utility segment, earnings of $39.7 million for the quarter ended March 31, 2003 were up $4.0 million from the prior year’s second quarter. Colder weather in Pennsylvania (which was 28% colder than the prior year and 10% colder than normal) was the principal contributor to a $0.05 per share increase in the Utility segment’s earnings. The impact of colder than normal weather in New York was tempered by the New York Division’s weather normalization clause, which reduced New York ratepayers’ bills by approximately $4.8 million for the quarter ended March 31, 2003 ($6.1 million for the six months ended March 31, 2003).

       In the Pipeline and Storage segment, earnings of $12.6 million for the quarter ended March 31, 2003 were up $2.8 million from the second quarter of fiscal 2002. The increase in earnings was principally the result of higher efficiency gas revenues, which increased primarily as a result of higher natural gas commodity prices. Throughput on the National Fuel Gas Supply Corporation (“Supply Corporation”) system increased by 15% as a result of colder weather, but the impact of that increase on earnings was not significant due to Supply Corporation’s straight-fixed-variable rate design. Earnings in the Pipeline and Storage segment also increased due to the Company’s acquisition of the Empire State Pipeline (“Empire”), which contributed $1.2 million or $0.02 per share.

Exploration and Production segment

       Seneca Resource Corporation’s (Seneca) earnings for the second quarter of fiscal 2003 were $14.2 million, up $6.6 million from the prior year’s second quarter primarily due to higher crude oil and natural gas prices. Oil prices (after hedging) increased by $5.03/Bbl or 27%, and natural gas prices (after hedging) increased by $0.83/Mcf or 22%. Somewhat offsetting the increase in pricing was a 1.7 Bcfe decrease in consolidated crude oil and natural gas production, a $2.3 million increase in depreciation, depletion and amortization expense (mostly related to Seneca’s Canadian properties), and a modest increase in operating expenses.

       During the quarter, Seneca drilled a total of 30 new wells onshore with a success rate of 90%. No new wells were drilled offshore. Seneca was the high bidder on 2 blocks in the March 2003 offshore lease sale.

       Taking advantage of the high commodity prices during the quarter, Seneca increased its hedged positions in 2003 and 2004 significantly. A summary of the current 2003 and 2004 hedge positions can be found on page 15 of this press release.

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Page 3.

Other segments

       The International segment’s fiscal 2003 second quarter net income of $5.6 million was $1.8 million higher than the same period in the prior fiscal year. The weather in the Company’s Czech Republic service territory was approximately 15% colder than the prior year’s quarter, which led to an 8% increase in heating throughput. Higher rates for heating service also contributed to the increase in earnings.

       In the Energy Marketing segment, earnings increased by $2.1 million over the prior year’s second quarter mostly due to a 7.6 Bcf, or 64%, increase in throughput. The increase in throughput was the result of the addition of several high volume customers and colder weather in western New York and northwestern Pennsylvania. Lower operating expenses also contributed to the increase in earnings.

       The Timber segment’s second quarter earnings of $4.0 million were $2.3 million higher than the prior year’s second quarter primarily due to an increase in sales volume. Higher sales of cherry logs and lumber, which command the highest margins, accounted for substantially all of the overall 1.4 million board foot (or 16%) increase in sales volume. The increase in both log and lumber volumes was mostly the result of improved harvesting conditions. The wet weather experienced during the second quarter of fiscal 2002 restricted the Company’s ability to harvest high-value cherry logs.

DISCUSSION OF SIX MONTH RESULTS

Reported earnings for the six months ended March 31, 2003 were $118.6 million or $1.47 per share, an increase of $23.5 million or $0.29 from the prior year’s second quarter. Excluding non-recurring items, earnings for the six months ended March 31, 2003 were $127.5 million or $1.58 per share, an increase of $30.2 million or $0.37 per share from the prior year. The following discussion of earnings by segment excludes certain non-recurring profit and loss items. See discussion below and a reconciliation to reported earnings on page 7.

       In the Utility segment, colder weather in Pennsylvania was the principal contributor to the $5.3 million increase in that segment’s earnings.

       In the Pipeline and Storage segment, earnings were up $3.5 million due to higher efficiency gas revenues and the Company’s acquisition of Empire.

       Earnings in the Exploration and Production segment were up $10.7 million primarily due to the dramatic increase in crude oil and natural gas prices. Lower production volumes, particularly in the Gulf of Mexico, partially offset the impact of higher commodity prices.

       Colder weather, higher heating service rates, and improved electricity sales all contributed to the $3.6 million increase in the International segment’s earnings.

       The Energy Marketing segment’s earnings were up $1.7 million due to increased sales volumes that were attributable to colder weather and the addition of several high volume customers.

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Page 4.

       In the Timber segment, earnings increased by $4.5 million primarily due to a 67% increase in sales of high margin cherry logs.

EARNINGS GUIDANCE

The Company previously provided fiscal 2003 earnings guidance of $1.60 to $1.70 per share (before non-recurring items). That guidance assumed, among other things, normal weather and the issuance of new common equity to finance the Company’s acquisition of Empire. During the second quarter of fiscal 2003, the Company announced that, instead of issuing new equity, it would use the proceeds from the sale of timber assets to finance the acquisition. Thus, as a result of colder than normal weather, higher than expected crude oil and natural gas prices, and the cancellation of the forecasted equity offering, the Company is revising its fiscal 2003 earnings guidance to $1.75 to $1.85 per share (before non-recurring items).* After non-recurring items, the Company’s fiscal 2003 earnings guidance is $1.65 to $1.75 per share.* The new accounting pronouncements discussed below account for the difference between the two projected earnings ranges. The Company’s fiscal 2003 earnings guidance of $1.65 to $1.75 per share after non-recurring items does not reflect any gain expected from the Company’s previously announced sale of timber assets.*

NEW ACCOUNTING PRONOUNCEMENTS

Effective October 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142). In accordance with SFAS 142, the Company stopped amortization of goodwill and tested its goodwill for impairment as of October 1, 2002. The Company’s goodwill balance as of October 1, 2002 totaled $8.3 million and is related to the Company’s investments in the Czech Republic, which are included in the International segment. The Company was required to complete the initial impairment test within six months of adopting SFAS 142, and did so during the second quarter. As a result of the impairment test, the Company recognized an impairment of $8.3 million, or $0.10 per share. In accordance with SFAS 142, this impairment has been reported as a cumulative effect of change in accounting retroactive to the quarter ended December 31, 2002. The $5.7 million of goodwill remaining on the Company’s balance sheet at March 31, 2003 relates to the Empire acquisition.

       Also effective October 1, 2002, the Company was required to adopt SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost of the expected asset retirement obligation as part of the related long-lived asset. Over time, the liability is adjusted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. In the Company’s case, SFAS 143 changed the accounting for plugging and abandonment costs associated with the Exploration and Production segment’s crude oil and natural gas wells. In prior fiscal years, the Company accounted for plugging and abandonment costs using Securities and Exchange Commission full cost accounting rules. SFAS 143 was applied retroactively to prior years to determine the cumulative effect through October 1, 2002. This cumulative effect reduced earnings for both the three months ended December 31, 2002 and the six months ended March 31, 2003 by $0.6 million or $0.01 per share.

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Page 5.

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

Page 7 of this document provides a reconciliation of earnings before non-recurring items to reported earnings. The following is a description of the non-recurring items included in that reconciliation.

       There were no significant non-recurring items excluded from the discussion of consolidated earnings for the three months ended March 31, 2003. The comparative consolidated earnings for the three months ended March 31, 2002 exclude $1.1 million of income associated with the reversal of a reserve recorded in the first quarter of fiscal 2002 for the Company’s exposure to Enron Corporation (Exploration and Production segment). Including that non-recurring item, Seneca’s earnings for the second quarter of fiscal 2003 of $14.2 million were up $5.5 million from the prior year’s second quarter.

       The discussion of consolidated earnings for the six months ended March 31, 2003 excludes an $8.3 million charge resulting from the Company’s adoption of SFAS 142 (International segment), and a $0.6 million charge resulting from the Company’s adoption of SFAS 143 (Exploration and Production segment). See further discussion in the New Accounting Pronouncements section above. The comparative consolidated earnings for the six months ended March 31, 2002 exclude a net $2.2 million charge recorded to reserve for the Company’s exposure to Enron Corporation (Exploration and Production segment). Including those non-recurring items, Seneca’s earnings for the six months ended March 31, 2003 were up $12.2 million from the prior year, and the International segment’s earnings for the six months ended March 31, 2003 were down $4.7 million from the prior year.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, April 25, 2003 at 11:00 a.m. (Eastern Daylight Time) to discuss this announcement. There are two ways to access this call; first, you may go to the Company’s home page at its Internet Web site http://www.nationalfuelgas.com and click on the words “Conference Call”; and second, for those without Internet access, a toll free number may be used. Please call 1-877-922-4780 and use the pass code “National Fuel” to listen to the live call. For those unable to listen to the live broadcast, a replay will be available at the above-mentioned Internet Web site beginning about one hour after the call, and continuing until the close of business on Friday, May 2, 2003. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-888-562-2892 (no pass code required), continuing until the close of business on Friday, May 2, 2003.

       National Fuel is an integrated energy company with $3.9 billion in assets distributed among the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

____________________

        •   Certain statements contained herein, including those which are designated with an asterisk (“*”), are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks

Page 6.

and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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                             NATIONAL FUEL GAS COMPANY
                                  AND SUBSIDIARIES
                        RECONCILIATION TO REPORTED EARNINGS

                                                  Three Months       Three Months         Six Months          Six Months
                                                     Ended               Ended               Ended              Ended
Earnings Before Non-Recurring Items              March 31, 2003     March 31, 2002      March 31, 2003      March 31, 2002
                                                  (unaudited)         (unaudited)         (unaudited)        (unaudited)
                                                -----------------   ----------------    ----------------   -----------------

Utility
Reported earnings                                       $ 39,731           $ 35,703            $ 59,008            $ 53,744
                                                -----------------   ----------------    ----------------   -----------------

Pipeline and Storage
Reported earnings                                         12,565              9,800              23,299              19,815
                                                -----------------   ----------------    ----------------   -----------------

Exploration and Production
Reported earnings                                         14,216              8,708              22,389              10,149
Cumulative Effect of Change in Accounting                      -                  -                 637                   -
Reserve for Enron exposure                                     -             (1,095)                  -               2,164
                                                -----------------   ----------------    ----------------   -----------------

Earnings before non-recurring items                       14,216              7,613              23,026              12,313
                                                -----------------   ----------------    ----------------   -----------------

International
Reported earnings                                          5,591              3,774                 107               4,766
Cumulative Effect of Change in Accounting                      -                  -               8,255                   -
                                                -----------------   ----------------    ----------------   -----------------

Earnings before non-recurring items                        5,591              3,774               8,362               4,766
                                                -----------------   ----------------    ----------------   -----------------

Energy Marketing
                                                -----------------   ----------------    ----------------   -----------------

Reported earnings                                          4,612              2,518               6,198               4,466
                                                -----------------   ----------------    ----------------   -----------------

Timber
Reported earnings                                          4,020              1,700               7,741               3,238
                                                -----------------   ----------------    ----------------   -----------------

Corporate and All Other
Reported earnings                                           (197)              (279)               (163)             (1,048)
                                                -----------------   ----------------    ----------------   -----------------

Consolidated
Reported earnings                                         80,538             61,924             118,579              95,130
Total non-recurring items from above                           -             (1,095)              8,892               2,164
                                                -----------------   ----------------    ----------------   -----------------

Earnings before non-recurring items                     $ 80,538           $ 60,829           $ 127,471            $ 97,294
                                                =================   ================    ================   =================

                            NATIONAL FUEL GAS COMPANY
                                 AND SUBSIDIARIES
                        RECONCILIATION TO REPORTED EARNINGS

                                                  Three Months       Three Months         Six Months          Six Months
(Diluted Earnings Per Share)                         Ended               Ended               Ended              Ended
                                                 March 31, 2003     March 31, 2002      March 31, 2003      March 31, 2002
                                                  (unaudited)         (unaudited)         (unaudited)        (unaudited)
                                                -----------------   ----------------    ----------------   -----------------
Utility
Reported earnings                                         $ 0.49             $ 0.44              $ 0.73              $ 0.67
                                                -----------------   ----------------    ----------------   -----------------

Pipeline and Storage
Reported earnings                                           0.15               0.12                0.29                0.25
                                                -----------------   ----------------    ----------------   -----------------

Exploration and Production
Reported earnings                                           0.18               0.11                0.28                0.13
Cumulative Effect of Change in Accounting                      -                  -                0.01                   -
Reserve for Enron exposure                                     -              (0.01)                  -                0.03
                                                -----------------   ----------------    ----------------   -----------------
Earnings before non-recurring items                         0.18               0.10                0.29                0.16
                                                -----------------   ----------------    ----------------   -----------------

International
Reported earnings                                           0.07               0.05                   -                0.06
Cumulative Effect of Change in Accounting                      -                  -                0.10                   -
                                                -----------------   ----------------    ----------------   -----------------
Earnings before non-recurring items                         0.07               0.05                0.10                0.06
                                                -----------------   ----------------    ----------------   -----------------

Energy Marketing
                                                -----------------   ----------------    ----------------   -----------------
Reported earnings                                           0.06               0.03                0.07                0.05
                                                -----------------   ----------------    ----------------   -----------------

Timber
                                                 ----------------   ----------------    ----------------   -----------------
Reported earnings                                           0.05               0.02                0.10                0.04
                                                 ----------------   ----------------    ----------------   -----------------

Corporate and All Other
Reported earnings                                          (0.01)                 -                   -               (0.02)
                                                -----------------   ----------------    ----------------   -----------------

Consolidated
Reported earnings                                           0.99               0.77                1.47                1.18
Total non-recurring items from above                           -              (0.01)               0.11                0.03
                                                -----------------   ----------------    ----------------   -----------------
Earnings before non-recurring items                       $ 0.99             $ 0.76              $ 1.58              $ 1.21
                                                =================   ================    ================   =================

                                                NATIONAL FUEL GAS COMPANY
                                                    AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                               Three Months Ended                 Six Months Ended
                                                                   March 31,                          March 31,
                                                                  (Unaudited)                        (Unaudited)
                                                           -----------------------------     ------------------------------
SUMMARY OF OPERATIONS                                           2003           2002               2003            2002
                                                           -------------  --------------     -------------  ---------------
Operating Revenues                                         $   809,065    $    477,436        $1,288,771        $ 869,763
                                                           -------------  --------------     -------------  ---------------

Operating Expenses:
  Purchased Gas                                                451,416         173,216           657,170          302,621
  Fuel Used in Heat and Electric Generation                     23,124          16,929            42,151           32,547
  Operation and Maintenance Expense                            104,084         100,933           194,856          205,479
  Property, Franchise and Other Taxes                           24,477          20,108            43,354           37,313
  Depreciation, Depletion and Amortization                      49,261          43,114            94,909           87,159
  Income Taxes - Current                                        58,316          (1,917)           82,920           16,155
               - Deferred                                       (8,017)         35,725            (5,008)          40,363
                                                           ------------  --------------     -------------  ---------------
                                                               702,661         388,108         1,110,352          721,637
                                                          -------------  --------------     -------------  ---------------

Operating Income                                               106,404          89,328           178,419          148,126
Income (Loss) from Unconsolidated Subsidiaries                     287            (193)              528             (250)
Other Income                                                     2,552           1,092             4,378            3,282
                                                          -------------  --------------     -------------  ---------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                             109,243          90,227           183,325          151,158

Interest Charges                                                26,914          26,957            53,124           54,059
Minority Interest in Foreign Subsidiaries                       (1,791)         (1,346)           (2,730)          (1,969)
                                                          ------------  --------------     -------------  ---------------

Income Before Cumulative Effect                                 80,538          61,924           127,471           95,130
Cumulative Effect of Changes in Accounting                           -               -            (8,892)               -
                                                         -------------  --------------     -------------  ---------------

Net Income Available for Common Stock                      $    80,538   $      61,924      $    118,579   $       95,130
                                                         =============  ==============     =============  ===============

Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                       $ 1.00          $ 0.78            $ 1.58           $ 1.20
          Cumulative Effect of Changes in Accounting                 -               -             (0.11)               -
                                                          -------------  --------------     -------------  ---------------
          Net Income Available for Common Stock                 $ 1.00          $ 0.78            $ 1.47           $ 1.20

   Diluted:
          Income Before Cumulative Effect                       $ 0.99          $ 0.77            $ 1.58           $ 1.18
          Cumulative Effect of Changes in Accounting                 -               -             (0.11)               -
                                                          -------------  --------------     -------------  ---------------
          Net Income Available for Common Stock                 $ 0.99          $ 0.77            $ 1.47           $ 1.18
                                                          =============  ==============     =============  ===============

Weighted Average Common Shares:
  Used in Basic Calculation                                 80,588,927      79,664,218        80,495,496       79,566,962
                                                          =============  ==============     =============  ===============
  Used in Diluted Calculation                               80,999,321      80,776,274        80,895,211       80,592,122
                                                          =============  ==============     =============  ===============

                 NATIONAL FUEL GAS COMPANY
                      AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS
                       (Unaudited)

                                                 March 31,  September 30,
(Thousands of Dollars)                            2003         2002
-------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                   $4,871,120  $4,512,651
Less - Accum. Depre., Depletion and Amort.       1,776,248   1,667,906
-----------------------------------------------------------------------
          Net Property, Plant and Equipment     3,094,872    2,844,745
----------------------------------------------  -----------------------

Current Assets:
Cash and Temporary Cash Investments                65,609       22,216
Receivables - Net                                 325,851       95,510
Unbilled Utility Revenue                           62,587       21,918
Gas Stored Underground                              7,037       77,250
Materials and Supplies - at average cost           31,979       31,582
Unrecovered Purchased Gas Costs                         -       12,431
Prepayments                                        34,845       41,354
Fair Value of Derivative Financial Instruments        778        3,807
----------------------------------------------  -----------------------
          Total Current Assets                    528,686      306,068
----------------------------------------------  -----------------------

Other Assets:
Recoverable Future Taxes                           86,797       82,385
Unamortized Debt Expense                           23,427       20,635
Other Regulatory Assets                            56,375       26,104
Deferred Charges                                    3,055        5,914
Other Investments                                  67,131       65,090
Investments in Unconsolidated Subsidiaries         16,662       16,753
Goodwill                                            5,652        8,255
Other                                              33,312       25,360
----------------------------------------------  -----------------------
          Total Other Assets                      292,411      250,496
----------------------------------------------  -----------------------
Total Assets                                    $3,915,969  $3,401,309
----------------------------------------------  -----------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 80,656,450 Shares
   and 80,264,734 Shares, Respectively            $80,656      $80,265
Paid in Capital                                   464,743      446,832
Earnings Reinvested in the Business               626,161      549,397
-----------------------------------------------------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss           1,171,560    1,076,494
Accumulated Other Comprehensive Loss              (47,770)     (69,636)
-----------------------------------------------------------------------
Total Comprehensive Shareholders' Equity        1,123,790    1,006,858
Long-Term Debt, Net of Current Portion          1,259,546    1,145,341
----------------------------------------------  -----------------------
          Total Capitalization                  2,383,336    2,152,199
----------------------------------------------  -----------------------

----------------------------------------------  -----------------------
Minority Interest in Foreign Subsidiaries          32,920       28,785
----------------------------------------------  -----------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper       307,700      265,386
Current Portion of Long-Term Debt                 145,419      160,564
Accounts Payable                                  184,119      100,886
Amounts Payable to Customers                       27,597            -
Other Accruals and Current Liabilities            225,980      121,518
Fair Value of Derivative Financial Instruments     37,990       31,204
-----------------------------------------------------------------------
          Total Current and Accrued Liabilities   928,805      679,558
----------------------------------------------  -----------------------

Deferred Credits:
Accumulated Deferred Income Taxes                 358,074      356,220
Taxes Refundable to Customers                      15,596       15,596
Unamortized Investment Tax Credit                   8,546        8,897
Other Regulatory Liabilities                       75,360       82,676
Asset Retirement Obligation                        38,170            -
Other Deferred Credits                             75,162       77,378
----------------------------------------------  -----------------------
          Total Deferred Credits                  570,908      540,767
----------------------------------------------  -----------------------
Commitments and Contingencies                           -            -
----------------------------------------------  -----------------------
Total Capitalization and Liabilities            $3,915,969  $3,401,309
----------------------------------------------  -----------------------

                            NATIONAL FUEL GAS COMPANY
                                 AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                             Six Months Ended
                                                                 March 31,
                                                                (Unaudited)
(Thousands of Dollars)                                      2003          2002
-----------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                       $118,579       $95,130
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amoritization           94,909        87,159
          Deferred Income Taxes                               (5,008)       40,363
          Cumulative Effect of Changes in Accounting           8,892             -
          (Income) Loss from Unconsolidated Subsidiaries,
             Net of Cash Distributions                            91           641
          Minority Interest in Foreign Subsidiaries            2,730         1,969
          Other                                                8,283         1,454
     Change in:
          Receivables and Unbilled Utility Revenue          (265,546)      (69,827)
          Gas Stored Underground and Materials and
              Supplies                                        70,192        69,290
          Unrecovered Purchased Gas Costs                     12,431       (42,152)
          Prepayments                                          9,174         2,837
          Accounts Payable                                    80,937       (28,243)
          Amounts Payable to Customers                        27,597       (51,223)
          Other Accruals and Current Liabilities             106,280        44,032
          Other Assets                                       (19,837)       10,330
          Other Liabilities                                   (9,621)        4,505
-----------------------------------------------------------------------------------
      Net Cash Provided by Operating Activities             $240,083      $166,265
-----------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                        ($62,904)    ($109,288)
Investment in Subsidiaries, Net of Cash Acquired            (181,152)            -
Investment in Partnerships                                         -          (383)
Other                                                          2,894        13,914
-----------------------------------------------------------------------------------
      Net Cash Used in Investing Activities                ($241,162)     ($95,757)
-----------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                        $42,103     ($192,189)
Net Proceeds from Issuance of Long-Term Debt                 248,513       148,977
Reduction of Long-Term Debt                                 (210,109)       (3,095)
Dividends Paid on Common Stock                               (41,711)      (40,092)
Proceeds From Issuance of Common Stock                         5,178         3,890
-----------------------------------------------------------------------------------
      Net Cash Provided by (Used In) Financing Activities    $43,974      ($82,509)
------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                 498           454
-----------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                         43,393       (11,547)
Cash and Temporary Cash Investments
     at Beginning of Period                                   22,216        36,227
-----------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at March 31                                             $65,609       $24,680
-----------------------------------------------------------------------------------

                                                 NATIONAL FUEL GAS COMPANY
                                                     AND SUBSIDIARIES

                                                    SEGMENT INFORMATION
                                                  (Thousands of Dollars)

                                             Three Months Ended                             Six Months Ended
                                                 March 31,                                      March 31,
                                               (Unaudited)                                    (Unaudited)
                               ---------------------------------------------  ---------------------------------------------

                                                                Increase                                       Increase
                                   2003            2002        (Decrease)         2003            2002        (Decrease)
                               --------------  -------------- --------------  --------------  -------------  --------------
Operating Revenues
Utility                            $ 512,241       $ 292,020      $ 220,221       $ 807,056      $ 520,009       $ 287,047
Pipeline and Storage                  51,790          42,088          9,702          94,903         85,033           9,870
Exploration and Production            84,513          73,205         11,308         157,983        148,205           9,778
International                         46,981          34,645         12,336          84,772         65,183          19,589
Energy Marketing                     125,900          52,136         73,764         168,576         84,921          83,655
Timber                                18,080          11,899          6,181          31,869         22,230           9,639
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments         839,505         505,993        333,512       1,345,159        925,581         419,578
All Other                                230           6,104         (5,874)            702          8,472          (7,770)
Intersegment Eliminations            (30,670)        (34,661)         3,991         (57,090)       (64,290)          7,200
                               -------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated              $ 809,065       $ 477,436      $ 331,629     $ 1,288,771      $ 869,763       $ 419,008
                               =============  ============== ==============  ==============  =============  ==============

Operating Income (Loss)
 Before Income Taxes
Utility                             $ 73,796        $ 64,215        $ 9,581       $ 112,893      $ 102,168        $ 10,725
Pipeline and Storage                  24,643          18,928          5,715          45,140         38,234           6,906
Exploration and Production            32,692          25,051          7,641          57,557         40,707          16,850
International                         12,146           8,280          3,866          19,282         12,317           6,965
Energy Marketing                       7,441           3,975          3,466           9,828          7,312           2,516
Timber                                 6,968           3,559          3,409          13,456          6,488           6,968
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments         157,686         124,008         33,678         258,156        207,226          50,930
All Other                               (341)           (463)           122            (419)          (688)            269
Corporate                               (642)           (409)          (233)         (1,406)        (1,894)            488
                               -------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated              $ 156,703       $ 123,136       $ 33,567       $ 256,331      $ 204,644        $ 51,687
                               =============  ============== ==============  ==============  =============  ==============

Net Income
Utility                             $ 39,731        $ 35,703        $ 4,028        $ 59,008       $ 53,744         $ 5,264
Pipeline and Storage                  12,565           9,800          2,765          23,299         19,815           3,484
Exploration and Production            14,216           8,708          5,508          22,389         10,149          12,240
International                          5,591           3,774          1,817             107          4,766          (4,659)
Energy Marketing                       4,612           2,518          2,094           6,198          4,466           1,732
Timber                                 4,020           1,700          2,320           7,741          3,238           4,503
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Reportable Segments          80,735          62,203         18,532         118,742         96,178          22,564
All Other                               (126)           (467)           341              53           (462)            515
Corporate                                (71)            188           (259)           (216)          (586)            370
                               --------------  -------------- --------------  --------------  -------------  --------------
   Total Consolidated               $ 80,538        $ 61,924       $ 18,614       $ 118,579       $ 95,130        $ 23,449
                               ==============  ============== ==============  ==============  =============  ==============

                                                 NATIONAL FUEL GAS COMPANY
                                                      AND SUBSIDIARIES

                                               SEGMENT INFORMATION (Continued)
                                                    (Thousands of Dollars)

                                           Three Months Ended                              Six Months Ended
                                               March 31,                                       March 31,
                                             (Unaudited)                                     (Unaudited)
                              --------------------------------------------    ---------------------------------------------

                                                               Increase                                         Increase
                                  2003           2002         (Decrease)          2003            2002         (Decrease)
                              -------------  --------------  -------------    -------------   --------------  -------------

Depreciation, Depletion
 and Amortization:
Utility                            $ 9,549         $ 9,331          $ 218         $ 19,027         $ 18,600          $ 427
Pipeline and Storage                 7,651           5,857          1,794           13,496           11,733          1,763
Exploration and Production          26,237          23,947          2,290           51,837           48,934          2,903
International                        3,434           2,830            604            6,745            5,623          1,122
Energy Marketing                        29              41            (12)              54               87            (33)
Timber                               2,342           1,070          1,272            3,718            2,113          1,605
                              ------------  --------------  -------------    -------------   --------------  -------------
   Total Reportable Segments        49,242          43,076          6,166           94,877           87,090          7,787
All Other                               19              37            (18)              32               68            (36)
Corporate                                -               1             (1)               -                1             (1)
                              ------------  --------------  -------------    -------------   --------------  -------------
   Total Consolidated             $ 49,261        $ 43,114        $ 6,147         $ 94,909         $ 87,159        $ 7,750
                              ============  ==============  =============    =============   ==============  =============

Expenditures for
 Long-Lived Assets
Utility                           $ 10,630        $ 10,433          $ 197         $ 23,732         $ 21,980        $ 1,752
Pipeline and Storage               193,778           5,864        187,914          199,340           12,441        186,899
Exploration and Production          14,621          30,618        (15,997)          27,352           69,011        (41,659)
International                           68             752           (684)             555            2,671         (2,116)
Energy Marketing                        83              12             71               92               35             57
Timber                                 326             814           (488)           1,039            3,533         (2,494)
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Reportable Segments       219,506          48,493        171,013          252,110          109,671        142,439
All Other                                -               -              -                -                -              -
                              -------------  --------------  -------------    -------------   --------------  -------------
   Total Consolidated            $ 219,506        $ 48,493      $ 171,013        $ 252,110        $ 109,671      $ 142,439
                              =============  ==============  =============    =============   ==============  =============

         DEGREE DAYS

                                                                                                     Percent Colder
                                                                                                     (Warmer) Than:
Three Months Ended March 31                      Normal          2003             2002            Normal        Last Year
                                             --------------  -------------    -------------   --------------  -------------

  Buffalo, NY                                                   3,353,619            2,915              8.0           24.2
  Erie, PA                                                      3,153,459            2,698              9.7           28.2

Six Months Ended March 31

  Buffalo, NY                                        5,661          6,002            4,714              6.0           27.3
  Erie, PA                                           5,169          5,686            4,357             10.0           30.5

                                                     NATIONAL FUEL GAS COMPANY
                                                         AND SUBSIDIARIES

                                              EXPLORATION AND PRODUCTION INFORMATION

                                                                Three Months Ended                       Six Months Ended
                                                                    March 31,                                March 31,
                                                       -------------------------------------    ------------------------------------
                                                                                 Increase                                Increase
                                                         2003         2002      (Decrease)        2003        2002      (Decrease)
                                                       ----------  -----------  ------------    ----------  ----------  ------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                               5,201        5,609          (408)       10,559      12,797        (2,238)
  West Coast                                               1,104        1,196           (92)        2,301       2,442          (141)
  Appalachia                                               1,300        1,144           156         2,388       2,202           186
  Canada                                                   1,525        1,810          (285)        3,031       3,641          (610)
                                                       ----------  -----------  ------------    ----------  ----------  ------------
                                                           9,130        9,759          (629)       18,279      21,082        (2,803)
                                                       ==========  ===========  ============    ==========  ==========  ============
Average Prices (Per  Mcf)
  Gulf Coast                                              $ 6.60       $ 2.41        $ 4.19        $ 5.38      $ 2.41        $ 2.97
  West Coast                                                5.75         2.35          3.40          4.87        2.35          2.52
  Appalachia                                                4.83         3.82          1.01          4.28        3.74          0.54
  Canada                                                    5.41         1.99          3.42          4.50        2.03          2.47
    Weighted Average                                        6.04         2.49          3.55          5.02        2.48          2.54
    Weighted Average after Hedging                          4.60         3.77          0.83          4.25        3.41          0.84

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                 401          438           (37)          791         892          (101)
  West Coast                                                 731          747           (16)        1,467       1,496           (29)
  Appalachia                                                   2            1             1             4           3             1
  Canada                                                     604          733          (129)        1,244       1,488          (244)
                                                       ----------  -----------  ------------    ----------  ----------  ------------
                                                           1,738        1,919          (181)        3,506       3,879          (373)
                                                       ==========  ===========  ============    ==========  ==========  ============

Average Prices (Per Barrel)
  Gulf Coast                                             $ 32.41      $ 20.16       $ 12.25       $ 29.74     $ 19.65       $ 10.09
  West Coast                                               29.98        17.15         12.83         26.87       16.25         10.62
  Appalachia                                               27.73        19.19          8.54         27.61       22.80          4.81
  Canada                                                   30.32        17.51         12.81         26.57       15.93         10.64
    Weighted Average                                       30.65        17.98         12.67         27.41       16.92         10.49
    Weighted Average after Hedging                         23.51        18.48          5.03         22.11       17.74          4.37

Total Production (Mmcfe)                                  19,558       21,273        (1,715)       39,315      44,356        (5,041)
                                                       ==========  ===========  ============    ==========  ==========  ============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe                 $ 0.29       $ 0.31       $ (0.02)       $ 0.29      $ 0.27  *     $ 0.02
Lease Operating Expense per Mcfe                          $ 0.94       $ 0.80        $ 0.14        $ 0.87      $ 0.80        $ 0.07
Depreciation, Depletion & Amortization per Mcfe           $ 1.34       $ 1.13        $ 0.21        $ 1.32      $ 1.10        $ 0.22

                                             NATIONAL FUEL GAS COMPANY
                                                  AND SUBSIDIARIES

                                       EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remainder of Fiscal 2003

SWAPS                                                          Volume         Average Hedge Price
Oil                                                             1.6 MMBBL     $21.28 / BBL
Gas                                                             7.8 BCF       $4.44 / MCF

No-cost Collars                                                Volume         Floor Price              Ceiling Price
Oil                                                             0.5 MMBBL     $22.00 / BBL             $25.80 / BBL
Gas                                                             3.8 BCF       $3.87 / MCF              $4.92 / MCF

Hedging Summary for Fiscal 2004

SWAPS                                                          Volume         Average Hedge Price
Oil                                                             1.4 MMBBL     $25.69 / BBL
Gas                                                             8.2 BCF       $3.95 / MCF

No-cost Collars                                                Volume         Floor Price              Ceiling Price
Oil                                                             0.9 MMBBL     $23.38 / BBL             $27.73 / BBL
Gas                                                             2.1 BCF       $3.23 / MCF              $7.25 / MCF

Hedging Summary for Fiscal 2005

SWAPS                                                          Volume        Average Hedge Price
Oil                                                             0.2 MMBBL     $24.60 / BBL
Gas                                                                 -                   -

No-cost Collars                                                Volume         Floor Price              Ceiling Price
Oil                                                                 -                   -                    -
Gas                                                             0.7 BCF       $3.18 / MCF              $7.53 / MCF

Drilling Program Six Months Ended March 31, 2003:
Gross Wells Drilled                                              United
                                                                 States              Canada                Total
                                                               ------------   ----------------------   --------------
Exploratory
    Successful                                                           2                        2                4
    Unsuccessful                                                         0                        2                2
Developmental
    Successful                                                          36                       17               53
    Unsuccessful                                                         0                        4                4
Total
    Successful                                                          38                       19               57
    Unsuccessful                                                         0                        6                6

Success Ratio                                                         100%                      76%              90%

                                                  NATIONAL FUEL GAS COMPANY
                                                       AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Residential Sales                        36,688        29,678         7,010          59,568        47,591        11,977
    Commercial Sales                          7,203         5,479         1,724          11,298         8,595         2,703
    Industrial Sales                            936           894            42           2,246         1,593           653
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             44,827        36,051         8,776          73,112        57,779        15,333
                                         -----------   -----------   -----------    ------------   -----------   -----------
     Off-System Sales                         4,342         7,651        (3,309)          9,609        11,600        (1,991)
    Transportation                           24,463        21,274         3,189          40,986        36,509         4,477
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             73,632        64,976         8,656         123,707       105,888        17,819
                                         ===========   ===========   ===========    ============   ===========   ===========

Pipeline & Storage Throughput- (MMcf)
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Firm Transportation - Affiliated         59,643        47,382        12,261          97,566        77,719        19,847
    Firm Transportation - Non-Affiliated     70,810        52,005        18,805         117,582        93,719        23,863
    Interruptible Transportation              3,524         1,878         1,646           4,314         3,867           447
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                            133,977       101,265        32,712         219,462       175,305        44,157
                                         ===========   ===========   ===========    ============   ===========   ===========

Energy Marketing Volumes
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Natural Gas (MMcf)                       19,340        11,785         7,555          27,015        18,975         8,040
                                         ===========   ===========   ===========    ============   ===========   ===========

International Sales Volumes
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
    Heating (Gigajoules)                  3,824,337     3,533,914       290,423       7,059,200     6,765,606       293,594
                                         ===========   ===========   ===========    ============   ===========   ===========

    Electricity (Megawatt hours)            312,959       288,904        24,055         597,048       550,585        46,463
                                         ===========   ===========   ===========    ============   ===========   ===========

Timber Board Feet (Thousands)
                                                   Three Months Ended                          Six Months Ended
                                                       March 31,                                   March 31,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                    Increase
                                            2003          2002       (Decrease)        2003           2002       (Decrease)
                                         -----------   -----------   -----------    ------------   -----------   -----------
   Log Sales                                  3,161         2,304           857           5,737         4,428         1,309
   Green Lumber Sales                         3,853         3,657           196           7,017         6,667           350
   Kiln Dry Lumber Sales                      3,307         2,959           348           6,081         4,930         1,151
                                         -----------   -----------   -----------    ------------   -----------   -----------
                                             10,321         8,920         1,401          18,835        16,025         2,810
                                         ===========   ===========   ===========    ============   ===========   ===========

                      NATIONAL FUEL GAS COMPANY
                           AND SUBSIDIARIES

Quarter Ended March 31(unaudited)              2003           2002
                                           -------------  -------------

  Operating Revenues                       $ 809,065,000  $ 477,436,000
                                           =============  =============

  Income Before Cumulative Effect          $  80,538,000   $ 61,924,000
  Cumul. Effect of Changes in Accounting               -              -
                                           -------------  -------------
  Net Income Available for Common Stock    $  80,538,000   $ 61,924,000
                                           ============================

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect        $ 1.00         $ 0.78
          Cumul. Effect of Changes in Accounting      -              -
                                           -------------  -------------
          Net Income Available for Common Stock  $ 1.00         $ 0.78
                                           =============  =============

   Diluted:
          Income Before Cumulative Effect        $ 0.99         $ 0.77
          Cumul. Effect of Changes in Accounting      -              -
                                           -------------  -------------
          Net Income Available for Common Stock  $ 0.99         $ 0.77
                                           =============  =============

   Weighted Average Common Shares:
      Used in Basic Calculation               80,588,927     79,664,218
                                           =============  =============
      Used in Diluted Calculation             80,999,321     80,776,274
                                           =============  =============

Six Months Ended March 31 (unaudited)

  Operating Revenues                       $1,288,771,000 $ 869,763,000
                                           ============== =============

  Income Before Cumulative Effect          $  127,471,000  $ 95,130,000
  Cumul. Effect of Changes in Accounting       (8,892,000)            -
                                           -------------- -------------
  Net Income Available for Common Stock    $  118,579,000  $ 95,130,000
                                           ============== =============

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect        $ 1.58         $ 1.20
          Cumul. Effect of Changes in Accounting  (0.11)             -
                                           -------------  -------------
          Net Income Available for Common Stock  $ 1.47         $ 1.20
                                           =============  =============

   Diluted:
          Income Before Cumulative Effect        $ 1.58         $ 1.18
          Cumul. Effect of Changes in Accounting  (0.11)             -
                                           -------------  -------------
          Net Income Available for Common Stock  $ 1.47         $ 1.18
                                           =============  =============

   Weighted Average Common Shares:
      Used in Basic Calculation               80,495,496     79,566,962
                                           =============  =============
      Used in Diluted Calculation             80,895,211     80,592,122
                                           =============  =============

Twelve Months Ended March 31 (unaudited)

  Operating Revenues                      $1,883,504,000 $1,512,672,000
                                           =============  =============

  Income Before Cumulative Effect          $ 150,023,000   $ 32,370,000
  Cumul. Effect of Changes in Accounting      (8,892,000)             -
                                           -------------  -------------
  Net Income Available for Common Stock    $ 141,131,000   $ 32,370,000
                                           =============  =============

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect        $ 1.87         $ 0.41
          Cumul. Effect of Changes in Accounting  (0.11)             -
                                           -------------  -------------
          Net Income Available for Common Stock  $ 1.76         $ 0.41
                                           =============  =============

   Diluted:
          Income Before Cumulative Effect        $ 1.86         $ 0.40
          Cumul. Effect of Changes in Accounting  (0.11)             -
                                           -------------  -------------
          Net Income Available for Common Stock  $ 1.75         $ 0.40
                                           =============  =============

   Weighted Average Common Shares:
      Used in Basic Calculation               80,284,422     79,405,595
                                           =============  =============
      Used in Diluted Calculation             80,730,400     80,705,746
                                           =============  =============